Exhibit 10.2

AMENDMENT NO. 1 TO MASTER LEASE

THIS AMENDMENT (the “Amendment”), dated as of the 24th day of April, 2006, between Universal Health Realty Income Trust (“Lessor”), a Maryland real estate investment trust having an address at 367 South Gulph Road, King of Prussia, Pennsylvania 19406, and the certain wholly-owned subsidiaries of Universal Health Services, Inc. (“UHS”) set forth on Exhibit A hereto (each a “Lessee,” and together, the “Lessees”), a Delaware corporation having an address at 367 South Gulph Road, King of Prussia, Pennsylvania 19406.

W I T N E S S E T H

WHEREAS, that certain Master Lease Document, General Terms and Conditions, by and among Lessor and certain wholly-owned subsidiaries of UHS, dated December 24, 1986, as the same heretofore has been amended (said Lease, as amended, is hereinafter referred to as the “Lease”), governs certain leases between Lessor and Lessees;

WHEREAS, certain premises (each a “Leased Property” and together, the “Leased Properties”), as therein described, are now leased and demised by Lessor to the Lessees subject to the terms of the Master Lease;

WHEREAS, UHS has requested that Lessor modify certain provisions of the Master Lease and Lessor has agreed to do so subject to and in accordance with the terms and provisions of this Amendment;

WHEREAS, the parties hereto mutually desire to amend the Master Lease as herein set forth, and are executing and delivering this Amendment for such purpose;

NOW, THEREFORE, the parties hereto, in consideration of the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby amend the Master Lease as follows.

1. Amendment. Notwithstanding anything to the contrary contained in the Master Lease, effective on and after April 24, 2006, Article XXXVIII of the Master Lease is hereby amended by adding the following sub-section:

“38.4 Change of Control.

a)	A “Change of Control” shall occur in the event that, directly or indirectly:

i.	Lessor shall consolidate with, or merge with and into, any individual, firm, corporation or other entity (each a “Person”) (other than a wholly-owned subsidiary of Lessor in a transaction the principal purpose of which is to change the state of organization of Lessor);

ii.

any Person shall consolidate with Lessor, or merge with and into Lessor and Lessor shall be the continuing or surviving entity of such consolidation or merger and, in connection with such merger, all or part of the shares of beneficial interest of Lessor be changed into or exchanged for stock or other securities of any other Person (or Lessor);

iii.	any Person or “group” other than Lessor or an affiliate of Lessor becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) directly or indirectly of securities of Lessor representing more than 20% of the voting power of Lessor’s securities in one more transactions (including by way of merger, reorganization or consolidation); or

iv.	there is a change in the composition of the Board of Trustees of Lessor as a result of which the majority of the Trustees are not Incumbent Trustees. “Incumbent Trustees” shall mean Trustees who either (i) are Trustees of Lessor as of the date hereof, or (ii) are elected, or nominated for election, to the Board or Trustees of Lessor with the affirmative votes of at least a majority of the Incumbent Trustees at the time of such election or nomination.

b)	Lessor agrees to provide Notice to Lessee not less than 60 days prior to any proposed Change of Control.

c)	In the event of a Change of Control, Lessee shall have the option exercisable at any time within 12 months of the Change of Control to purchase the Leased Property, upon not less than one month’s Notice, at the Fair Market Value Purchase Price of the Leased Property as of the date Lessee exercises its option to purchase the Leased Property.”

2. Brokerage. Lessee and Lessor represent that neither has dealt with a broker or finder in connection with this Amendment. Lessee or Lessor, as applicable, shall indemnify, defend (with legal counsel reasonably acceptable to the other) and save harmless the other from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in the defense thereof) to which the other may be subject or suffer by reason of any claim made for any commission, reimbursement or other compensation arising from or as a result of a claim by any broker or finder that it dealt with such party in connection with the consummation of this Amendment.

3. Full Force and Effect. The Lease, as hereby amended, shall remain in full force and effect according to its terms and conditions.

4. Defined Terms. All capitalized terms used but not defined in this Amendment shall, for the purposes hereof, have the respective meanings ascribed to such terms in the Lease.

5. Successors and Assigns. The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6. Amendments in Writing. This Amendment may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

7. Effectiveness. This Amendment shall not be binding in any respect upon Lessor until a counterpart hereof is executed by Lessor and delivered to Lessee.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

UNIVERSAL HEALTH REALTY INCOME TRUST

By:	/s/ Cheryl K. Ramagano
Name:	Cheryl K. Ramagano
Title:	Vice President

UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

THE BRIDGEWAY, INC.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

WELLINGTON REGIONAL MEDICAL CENTER INCORPORATED

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

MCALLEN HOSPITALS, L.P. By: South Texas Heart, Inc., General Partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Exhibit A

Lessees

UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.

THE BRIDGEWAY, INC.

WELLINGTON REGIONAL MEDICAL CENTER INCORPORATED

MCALLEN HOSPITALS, L.P

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